Exhibit 99.1

The Glimpse Group Announces the Launch of Glimpse Israel

US based Virtual and Augmented Reality Company Expands Global Presence with Israel Operating Hub

Tel Aviv, Israel – March 17, 2022 – The Glimpse Group (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, announced its newest operating hub – Glimpse Israel. This is Glimpse’s 4th operating location, after U.S., Turkey and Australia.

Glimpse Israel will be led by experienced Israel-based executives: Yoav Rubinstein - Chairman of Glimpse Israel and Eti Neaman – General Manager of Glimpse Israel.

Yoav Rubinstein was until recently the CEO of SHL Telemedicine, a global, publicly traded provider of telemedicine technologies & services. Prior to that, he was a Senior Advisor to Saban Capital Group, a global private investment firm specializing in the media, entertainment and communications industries and a Principal at Apax Partners, a global private equity fund. Yoav was a board member of Bezeq, Israel’s largest telecommunications company and Partner Communications (formally Orange Israel), a leading Israeli mobile network operator. Yoav has been a Glimpse investor and shareholder since prior to the Company’s IPO in July 2021.

Eti Neaman was until recently a consultant with Kamedia Technology Services, focusing on innovation, customer experience and digital transformation. Prior to that, she led the Israeli business development for the VR startup Actiview.io, which developed an assessment platform that allows an evaluator to gauge the behavioral and cognitive profile of an employment candidate through real-life simulations (using VR headsets) and predict the candidate’s suitability for the position. Previously, she served as Chief Innovation & Digital Officer of the Hever Group, a leading Israeli human resource and translation firm, where she led the Innovation lab that scouted and evaluated startups to collaborate and offer innovative services to Israeli customers; also, she was the CEO and co-founder of Oran Interactive, a digital branding company.

Link to Video: https://player.vimeo.com/video/689037318

Yoav Rubinstein, Chairman of Glimpse Israel, commented, “I am thrilled to work with the Glimpse team and Eti to help launch and build Glimpse Israel. I have witnessed Glimpse’s growth firsthand and, in my view, it is now one of the leading VR & AR software and services companies in the world. Israel’s immersive technology industry stands to benefit tremendously from Glimpse’s entrance and, in time, it is only natural that Glimpse Israel become a core part of Glimpse’s unique ecosystem of companies.”

Eti Neaman, General Manager of Glimpse Israel, said, “Over the past few years, I have led a VR company in Israel and have developed a deep understanding of the segment and wide network of local connections with potential customers, companies and entrepreneurs. While the immersive industry is young, there is great growth potential, as with other Israeli tech industries in their formative years. Our goal is for Glimpse Israel to become the leading VR & AR company in Israel, with an enterprise software and services focus. This will be achieved by: a) opening the Israeli market to Glimpse’s diverse and robust ecosystem of VR and AR companies targeting different industries, b) establishing a strong core of Israel-based subsidiary companies that have global expansion potential and will add to and expand Glimpse’s ecosystem and capabilities, and c) leveraging Israeli technologies from tangent industries, such as AI and Crypto/Blockchain, to build cutting edge software solutions”.

Lyron Bentovim, President & CEO of Glimpse said: “It is no secret that Israel is a global hub for technology and innovation. As an integral part of our international expansion, the establishment of Glimpse Israel represents a significant strategic market opportunity for us, and we have great expectations for it over time. We could not do it without a strong local team, and in that regard are very fortunate to have Eti and Yoav, two executives with the experience, industry knowledge, local expertise and drive required to build something unique and new.”

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Israel Contact:

Eti Neaman

General Manager

+972 (54) 4478080

eneaman@glimpsegroup.io

The Glimpse Group Contact:

Maydan Rothblum

CFO & COO

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us